Exhibit 99.1

Veeva Announces Fiscal 2016 First Quarter Results

Total Revenues of $89.9M, up 35% Year-over-year; Subscription Services Revenue of $68.9M, up 42% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--May 28, 2015--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal first quarter ended April 30, 2015.

“We are well-positioned as one of the top software vendors to the life sciences industry. In the first quarter, we signed major new customers and expanded relationships with existing customers,” said CEO Peter Gassner. “The industry is looking to Veeva to provide an increasing set of strategic solutions. The success we are seeing across our product portfolio positions us well for further growth in the years ahead.”

Fiscal 2016 First Quarter Results:

  Revenues: Total revenues for the first quarter were $89.9 million, up from $66.7 million one year ago, an increase of 35% year-over-year. Subscription services revenues for the first quarter were $68.9 million, up from $48.5 million one year ago, an increase of 42% year-over-year.
  Operating income and non-GAAP operating income(1): First quarter operating income was $20.9 million, compared to $12.6 million one year ago, an increase of 67% year-over-year. Non-GAAP operating income for the first quarter was $26.3 million, compared to $16.2 million one year ago, an increase of 62% year-over-year.
  Net income and non-GAAP net income(1): First quarter net income was $13.0 million, compared to $7.2 million one year ago, an increase of 80% year-over-year. Non-GAAP net income for the first quarter was $17.1 million, compared to $10.4 million one year ago, an increase of 65% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the first quarter, fully diluted net income per share was $0.09, compared to $0.05 one year ago, while non-GAAP fully diluted net income per share was $0.12, compared to $0.07 one year ago.

“We had a strong start to the year, reporting results above expectations,” said CFO Tim Cabral. “Cash flow was a notable area this quarter. We funded an acquisition and a significant portion of our headquarters build out with cash from the balance sheet, and still grew our cash(2) position by over $30 million.”

Recent Highlights:

  Key Customer Wins:
    Top 10 Pharma Customer for Multichannel CRM – GSK – one of the world’s leading research-based pharmaceutical and healthcare companies – selected Veeva for a multi-year global multichannel CRM rollout.
    Top 20 Pharma Customer for Veeva Network – A top 20 pharmaceutical company selected Veeva Network software to manage its customer master data.
    Top 20 Pharma Customer for Veeva Vault eTMF – With the addition of a new customer in the quarter, five of the top 20 pharmaceutical companies have now selected Vault eTMF to manage clinical trial documents globally.
  New Veeva Vault Offerings – Announced Vault Registrations, a comprehensive solution to manage product registration data worldwide, and Vault SubmissionsArchive, a system for storing a complete history of regulatory submissions. Both products are slated for release in the first quarter of calendar 2016 and will be part of Veeva’s regulatory information management (RIM) suite that also includes Vault Submissions, which is available today.
  Increasing Breadth and Depth of Data – Unveiled a new approach to customer reference data with Veeva OpenData, an approach that is open, easy, and global. Also introduced Veeva KOL Data & Services, a new solution that provides in-depth profile information on key opinion leaders (KOLs).
  Expanded Management Team – Industry veteran Alan Mateo joined Veeva as executive vice president of global sales to lead the company’s sales force and support the company’s growth.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2015 as follows:

  Total revenues between $95 and $96 million.
  Non-GAAP operating income between $26.5 and $27.5 million.
  Non-GAAP fully diluted net income per share of $0.11.

Veeva is updating guidance for its fiscal year ending January 31, 2016:

  Total revenues between $393 and $397 million.
  Non-GAAP operating income between $107 and $111 million.
  Non-GAAP fully diluted net income per share between $0.45 and $0.46.

Conference Call Information
What:	Veeva’s Fiscal 2016 First Quarter Results Conference Call
When:	Thursday, May 28, 2015
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 4440 5886
Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Cash consists of cash, cash equivalents and short-term investments on the balance sheet.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 275 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) our limited operating history, which makes it difficult to predict future results;(ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (iv) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (v) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vi) loss of one or more key customers; (vii) adverse changes in general economic or market conditions, particularly in the life sciences industry; (viii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (ix) the development of the market for enterprise cloud services, particularly in the life sciences industry; (x) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xi) our ability to manage our growth effectively; and (xii) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-K for the period ended January 31, 2015, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 30,	January 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$107,561	$129,253
Short-term investments	320,947	268,620
Accounts receivable, net	70,217	92,661
Deferred income taxes	4,815	4,815
Other current assets	6,235	6,488
Total current assets	509,775	501,837
Property and equipment, net	35,173	28,203
Capitalized internal-use software, net	1,075	1,240
Goodwill	11,075	4,850
Intangible assets, net	7,790	4,904
Other long-term assets	3,775	3,856
Total assets	$568,663	$544,890

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,288	$3,886
Accrued compensation and benefits	6,347	6,497
Accrued expenses and other liabilities	8,409	8,939
Income tax payable	5,823	3,241
Deferred revenue	111,276	112,960
Total current liabilities	137,143	135,523
Other long-term liabilities	2,570	2,534
Total liabilities	139,713	138,057
Stockholders’ equity:
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	327,027	317,881
Accumulated other comprehensive income	15	26
Retained earnings	101,907	88,925
Total stockholders’ equity	428,950	406,833
Total liabilities and stockholders’ equity	$568,663	$544,890

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended April 30,
	2015	2014
Revenues:
Subscription services	$68,894	$48,521
Professional services and other	21,029	18,200
Total revenues	89,923	66,721
Cost of revenues(3):
Cost of subscription services	15,873	12,040
Cost of professional services and other	16,112	13,910
Total cost of revenues	31,985	25,950
Gross profit	57,938	40,771
Operating expenses(3):
Research and development	12,957	8,992
Sales and marketing	15,496	12,814
General and administrative	8,560	6,408
Total operating expenses	37,013	28,214
Operating income	20,925	12,557
Other income (expense), net	763	(30)
Income before income taxes	21,688	12,527
Provision for income taxes	8,706	5,306
Net income	$12,982	$7,221

Net income attributable to common stockholders, basic and diluted:	$12,964	$7,128

Net income per share attributable to common stockholders:
Basic	$0.10	$0.06
Diluted	$0.09	$0.05

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	131,163	123,902
Diluted	144,734	142,849
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$(3)	$46
Net change in cumulative foreign currency translation gain (loss)	(8)	(34)
Comprehensive income	$12,971	$7,233

(3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$111	$53
Cost of professional services and other	742	582
Research and development	1,383	887
Sales and marketing	1,120	776
General and administrative	1,443	958
Total stock-based compensation	$4,799	$3,256

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended April 30,
	2015	2014
Cash flows from operating activities
Net income	$12,982	$7,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,024	930
Amortization of premiums on short-term investments	763	312
Stock-based compensation	4,799	3,256
Bad debt expense	(7)	28
Changes in operating assets and liabilities:
Accounts receivable	23,536	(2,812)
Income taxes	2,862	(2,678)
Other current and long-term assets	33	(1,861)
Accounts payable	(760)	912
Accrued expenses and other current liabilities	(1,336)	5,318
Deferred revenue	(2,197)	7,492
Other long-term liabilities	92	12
Net cash provided by operating activities	41,791	18,130
Cash flows from investing activities
Purchases of short-term investments	(100,837)	(135,116)
Maturities and sales of short-term investments	47,744	3,867
Purchases of property and equipment	(4,710)	(299)
Acquisitions, net of cash acquired	(9,987)	—
Capitalized internal-use software development costs	(22)	(220)
Payments for restricted cash and deposits	1	(3)
Net cash used in investing activities	(67,811)	(131,771)
Cash flows from financing activities
Proceeds from early exercise of common stock options	8	—
Proceeds from exercise of common stock options	1,162	685
Net proceeds from offerings	—	34,994
Restricted stock units acquired to settle employee tax withholding liability	(4)	—
Excess tax benefits from employee stock plans	3,169	4,379
Net cash provided by financing activities	4,335	40,058
Effect of exchange rate changes on cash and cash equivalents	(7)	(36)
Net change in cash and cash equivalents	(21,692)	(73,619)
Cash and cash equivalents at beginning of period	129,253	262,507
Cash and cash equivalents at end of period	$107,561	$188,888

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second quarter and full year of its fiscal year ending January 31, 2016 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition-related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended April 30,
	2015	2014
Cost of subscription services revenues on a GAAP basis	$15,873	$12,040
Stock-based compensation expense	(111)	(53)
Amortization of purchased intangibles	(370)	(370)
Amortization of internal-use software	(189)	(199)
Cost of subscription services revenues on a non-GAAP basis	$15,203	$11,418

Gross margin on subscription services revenues on a GAAP basis	77.0%	75.2%
Stock-based compensation expense	0.2	0.1
Amortization of purchased intangibles	0.4	0.8
Amortization of internal-use software	0.3	0.4
Gross margin on subscription services revenues on a non-GAAP basis	77.9%	76.5%

Cost of professional services and other revenues on a GAAP basis	$16,112	$13,910
Stock-based compensation expense	(742)	(582)
Cost of subscription services revenues on a non-GAAP basis	$15,370	$13,328

Gross margin on professional services and other revenues on a GAAP basis	23.4%	23.6%
Stock-based compensation expense	3.5	3.2
Gross margin on professional services and other revenues on a non-GAAP basis	26.9%	26.8%

Gross profit on a GAAP basis	$57,938	$40,771
Stock-based compensation expense	853	635
Amortization of purchased intangibles	370	370
Amortization of internal-use software	189	199
Gross profit on a non-GAAP basis	$59,350	$41,975

Gross margin on total revenues on a GAAP basis	64.4%	61.1%
Stock-based compensation expense	1.0	0.9
Amortization of purchased intangibles	0.4	0.6
Amortization of internal-use software	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	66.0%	62.9%

Research and development expense on a GAAP basis	$12,957	$8,992
Stock-based compensation expense	(1,383)	(887)
Capitalization of internal-use software	22	220
Research and development expense on a non-GAAP basis	$11,596	$8,325

Sales and marketing expense on a GAAP basis	$15,496	$12,814
Stock-based compensation expense	(1,120)	(776)
Amortization of purchased intangibles	(43)	(43)
Sales and marketing expense on a non-GAAP basis	$14,333	$11,995

General and administrative expense on a GAAP basis	$8,560	$6,408
Stock-based compensation expense	(1,443)	(958)
General and administrative expense on a non-GAAP basis	$7,117	$5,450

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended April 30,
	2015	2014
Operating expense on a GAAP basis	$37,013	$28,214
Stock-based compensation expense	(3,946)	(2,621)
Amortization of purchased intangibles	(43)	(43)
Capitalization of internal-use software	22	220
Operating expense on a non-GAAP basis	$33,046	$25,770

Operating income on a GAAP basis	$20,925	$12,557
Stock-based compensation expense	4,799	3,256
Amortization of purchased intangibles	413	413
Capitalization of internal-use software	(22)	(220)
Amortization of internal-use software	189	199
Operating income on a non-GAAP basis	$26,304	$16,205

Operating margin on a GAAP basis	23.3%	18.8%
Stock-based compensation expense	5.3	4.9
Amortization of purchased intangibles	0.5	0.6
Capitalization of internal-use software	—	(0.3)
Amortization of internal-use software	0.2	0.3
Operating margin on a non-GAAP basis	29.3%	24.3%

Net income on a GAAP basis	$12,982	$7,221
Stock-based compensation expense	4,799	3,256
Amortization of purchased intangibles	413	413
Capitalization of internal-use software	(22)	(220)
Amortization of internal-use software	189	199
Income tax effect on non-GAAP adjustments	(1,213)	(491)
Net income on a non-GAAP basis	$17,148	$10,378

Net income allocated to participating securities on a GAAP basis	$(18)	$(93)
Net income allocated to participating securities from non-GAAP adjustments	(6)	(40)
Net income allocated to participating securities on a non-GAAP basis	(24)	(133)
Net income attributable to common stockholders on a non-GAAP basis	$17,124	$10,245

Diluted net income per share on a GAAP basis	$0.09	$0.05
Stock-based compensation expense	0.04	0.02
Amortization of purchased intangibles	—	—
Capitalization of internal-use software	—	—
Amortization of internal-use software	—	—
Income tax effect on non-GAAP adjustments	(0.01)	—
Diluted net income per share on a non-GAAP basis	$0.12	$0.07

CONTACT:
Veeva Systems Inc
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact
Amy Farrell, 617-366-7149
pr@veeva.com